CERTIFICATE OF RESOLUTION


         I, Jeffrey M. Jones, do hereby certify that (1) I am the Secretary of Fonix Corporation, a Delaware corporation (the "Company"); (2) the following is a true and correct copy of a Resolution that was duly adopted by the Board of Directors of the Company at a meeting duly called and held on September 29, 2003; (3) the Resolution has been duly entered in the corporate records and minutes of the Company in conformity with its articles and bylaws; and (4) the Resolution has not been amended, modified, or rescinded in any manner and remains in full force and effect.

         RESOLVED, that the Company issue 900,000 shares of its Class A common stock to Jeffrey M. Jones for valuable strategic and organizational advice, services and counsel rendered to the Company by Mr. Jones and other members of Durham Jones & Pinegar, P.C. over the preceding eleven years.

         FURTHER RESOLVED, that the executive officers of the Company are hereby authorized and directed to take such action as they may, upon advice of counsel, deem necessary and appropriate in order to register for resale on Form S-8 900,000 shares of the Company's Class A common stock to be issued to Mr. Jones.

         FURTHER RESOLVED, that the executive officers of the Company hereby adopt a form of any resolution required by federal or state authorities to be filed in connection with any registration statement, application or other document mentioned in the foregoing resolution if (i) in the opinion of the executive officers, the adoption of such resolution is necessary or advisable and (ii) the secretary of the Company evidence that such adoption by attaching to a certificate copies of such resolutions which will thereupon be deemed to have been adopted by the Board of Directors of the Company with the same force and effect as if initially attached to its certificate.

         Dated this 6th day of February, 2004.



                                 /s/ Jeffrey M. Jones
                                ------------------------------------
                                JEFFREY M. JONES
                                Secretary